UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/16/2006

Suncoast Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-26231

Florida	65-0827141
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8592 Potter Park Drive
Suite 200
Sarasota, Florida 34238
(Address of principal executive offices, including zip code)

941-923-0500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Compensation of John S. Wilks

On March 16, 2006, John S. Wilks, Senior Vice President and Chief Financial Officer, and SunCoast Bank (the "Bank"), a wholly-owned subsidiary of Suncoast Bancorp, Inc. (the "Company") executed a Termination and Release Agreement of that certain Employment Agreement dated March 15, 2005. On March 16, 2006, Mr. Wilks also signed a new Employment Agreement with the Bank whereby Mr. Wilks will receive an annual base salary of $85,037.00, and standard benefits, including medical and life insurance, offered to other similarly situated Bank executives. The employment agreement has an initial term of two years, which, at the election of the Bank and Mr. Wilks, may be renewed for successive one-year terms, unless either party gives written notice of non-renewal not less than 90 days prior to the expiration of the initial term or any renewal term. If the Bank or Mr. Wilks fail to enter into a new employment agreement at the expiration of the initial term or any renewal term, the Bank shall pay Mr. Wilks three months' salary. In the event of Mr. Wilks' resignation after the first year of the initial term, the Bank shall pay Mr. Wilks three month's salary on a monthly basis after the effective date of such resignation. If Mr. Wilks is terminated without cause or upon a change of control (as such terms are defined in the employment agreement), the Bank shall pay as severence an aggregate amount equal to two times Mr. Wilks' annual salary. The employment agreement also contains noncompetition and employee and customer nonsolicitation provisions that generally apply for a period of one year following the termination of employment.

Compensation of William F. Gnerre

On March 16, 2006, William F. Gnerre, Executive Vice President and Chief Operating Officer, and the Bank, executed a Termination and Release Agreement of that certain Employment Agreement dated March 15, 2005. Under the terms of the Termination and Release Agreement, Mr. Gnerre is entitled to receive $206,146.00, an amount equal to twice his annual salary, upon the consummation of the proposed merger of the Company and NBC Capital Corp. On March 16, 2006, Mr. Gnerre also signed a new Employment Agreement with the Bank whereby Mr. Gnerre will receive an annual base salary of $103,073.00. The employment agreement has an initial term of one year, which, at the election of the Bank and Mr. Gnerre, may be reviewed for successive one year terms; provided, however, that either party may terminatiate the agreement, for any reason, at the expiration of the initial term of one year or any one year renewal term thereafter, upon written notice of non-renewal not less than 90 days prior to the expiration of the initial term or any renewal term. If Mr. Gnerre is terminated by the Bank without cause (as such term is defined in the employment agreement), the Bank shall pay as severance three months salary. The employment agreement also contains noncompetition and employee and customer nonsolicitation provisions that generally apply for a period of one year following the termination of employment.

Item 1.02.    Termination of a Material Definitive Agreement

See Item 1.01, Entry into a Material Definitive Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Suncoast Bancorp, Inc.

Date: May 01, 2006	By:	/s/ John S. Wilks
John S. Wilks
Chief Financial Offcer